                                                                      Exhibit 11

                           SCHEDULE OF COMPUTATION OF
                            NET INCOME PER SHARE AND
                          DILUTED NET INCOME PER SHARE

                           ALBANY INTERNATIONAL CORP.
                                   EXHIBIT 11
SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE AND DILUTED NET INCOME PER SHARE

                      (in thousands, except per share data)

                                                                    For the three months                    For the years
                                                                     ended December 31,                   ended December 31,
                                                                1999 (1)           1998 (1)           1999 (1)          1998 (1)
                                                             ------------       ------------       ------------      ------------
Net (loss)/income                                            ($       950)      ($       945)      $     30,222      $     31,772
                                                             ============       ============       ============      ============

Weighted average number of shares                              30,428,606         30,189,814         30,339,938        31,073,493

   Effect of potentially dilutive securities:
     Stock options (2)                                              1,495            110,988            142,584           334,128

                                                             ------------       ------------       ------------      ------------
Weighted average number shares,
   including the effect of potentially dilutive securities     30,430,101         30,300,802         30,482,522        31,407,621
                                                             ============       ============       ============      ============

Net (loss)/income per share                                  ($      0.03)      ($      0.03)      $       1.00      $       1.02
                                                             ============       ============       ============      ============

Diluted net (loss)/income per share                          ($      0.03)      ($      0.03)      $       0.99      $       1.01
                                                             ============       ============       ============      ============

Calculation of Weighted Average Number of Shares (3):

                                                                                              Weighted Average Shares
                                                                             -------------------------------------------------------
                                                          Days                  For the three months            For the years
                                  Shares        -------------------------        ended December 31,           ended December 31,
        Activity               Outstanding (1)  Year to Date   Quarter           1999          1998           1999          1998
-------------------------------------------------------------------------    ------------- -------------  ------------- ------------
         1998
Beginning balance               32,271,301            8                                                                     707,316
Treasury shares - 5,000         32,266,047            6                                                                     530,401
Options - 2,500 shares          32,268,674            1                                                                      88,407
Treasury shares - 411,100       31,836,677            7                                                                     610,566
Treasury shares - 400,000       31,416,345            7                                                                     602,505
Treasury shares - 13.700        31,401,949            1                                                                      86,033
ESOP shares - 12,783            31,415,382           25                                                                   2,151,738
Treasury shares - 26,000        31,388,060            3                                                                     257,984
ESOP shares - 41,378            31,431,541           13                                                                   1,119,480
Options - 600 shares            31,432,172            5                                                                     430,578
Options - 20,000 shares         31,453,189            9                                                                     775,558
Options - 8,000 shares          31,461,595            4                                                                     344,785
Options - 9,500 shares and
     ESOP shares - 10,011       31,482,098            2                                                                     172,505
Options - 4,400 shares          31,486,722            1                                                                      86,265
Options - 8,000 shares          31,495,128            3                                                                     258,864
Options - 16,600 shares         31,512,572           15                                                                   1,295,037
Options - 1,600 shares          31,514,253            3                                                                     259,021
Options - 5,400 shares          31,519,928            4                                                                     345,424
Options - 1,500 shares          31,521,504            2                                                                     172,721
ESOP shares - 10,443            31,532,478            1                                                                      86,390
Options - 500 shares            31,533,003           10                                                                     863,918
Options - 7,400 shares          31,540,779            4                                                                     345,652
Directors shares - 2,004        31,542,885            4                                                                     345,675
Options - 600 shares            31,543,516            1                                                                      86,421
Options - 3,000 shares          31,546,668            2                                                                     172,858
Options - 1,200 shares          31,547,929            5                                                                     432,163
Options - 600 shares            31,548,560            4                                                                     345,738
ESOP shares - 9,096             31,558,118            3                                                                     259,382
Options - 10,000 shares         31,568,626            2                                                                     172,979
Options - 10,000 shares         31,579,135            3                                                                     259,555
Options - 2,500 shares          31,581,762            1                                                                      86,525
Options - 500 shares            31,582,287            9                                                                     778,741
Options - 3,000 shares          31,585,440            1                                                                      86,535
Treasury shares - 6,900         31,578,189            3                                                                     259,547
Options - 550 shares            31,578,767            3                                                                     259,552
Treasury shares - 120,000       31,452,667            5                                                                     430,858
ESOP shares - 11,371            31,465,010           22                                                                   1,896,521
Treasury shares - 72,200        31,389,518            1                                                                      85,999
Treasury shares - 33,700        31,354,281            1                                                                      85,902
Treasury shares - 50,000        31,302,001            7                                                                     600,312
ESOP shares - 13,945            31,316,582            4                                                                     343,195
Treasury shares - 52,000        31,262,211            3                                                                     256,950
Treasury shares - 64,800        31,194,456            4                                                                     341,857

                           ALBANY INTERNATIONAL CORP.
                                   EXHIBIT 11
SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE AND DILUTED NET INCOME PER SHARE

                      (in thousands, except per share data)

Treasury shares - 7,800         31,186,300            2                                                                     170,884
Treasury shares - 63,700        31,119,695            4                                                                     341,038
Treasury shares - 16,800        31,102,129            2                                                                     170,423
Treasury shares - 60,000        31,039,393            1                                                                      85,039
Treasury shares - 14,400        31,024,336            1                                                                      84,998
Treasury shares - 50,000        30,972,056            5                                                                     424,275
Treasury shares - 40,100        30,930,127            1                                                                      84,740
Treasury shares - 5,000         30,924,899            4                                                                     338,903
ESOP shares - 13,856            30,939,387            2                                                                     169,531
Treasury shares - 36,000        30,901,746            1                                                                      84,662
Treasury shares - 152,000       30,742,814            1                                                                      84,227
Treasury shares - 200,000       30,533,694            5                                                                     418,270
Treasury shares - 100,000       30,429,133            1                                                                      83,367
Treasury shares - 15,000        30,413,449            5                                                                     416,623
Treasury shares - 35,000        30,376,853            1                                                                      83,224
Treasury shares - 44,900        30,329,906            9                                                                     747,861
Treasury shares - 63,600        30,263,406            5                                                                     414,567
ESOP shares - 14,678            30,280,048            1                                                                      82,959
Treasury shares - 102,500       30,173,407           30          30                          9,839,155                    2,480,006
ESOP shares - 16,039            30,190,094           30          30                          9,844,596                    2,481,378
ESOP shares - 13,789            30,204,440           31          31                         10,177,583                    2,565,309
ESOP shares - 15,612            30,220,223            1           1                            328,481                       82,795

                                                                                           ------------                 ------------
                 Totals                                                                     30,189,814                   31,073,493
                                                                                           ============                 ============
                  1999
Beginning balance               30,220,223           30                                                     2,483,854
ESOP shares - 13,772            30,234,271           28                                                     2,319,341
ESOP shares - 15,530            30,250,111           31                                                     2,569,188
ESOP shares - 49,234            30,300,330           20                                                     1,660,292
Options - 2,400 shares          30,302,778           10                                                       830,213
ESOP shares - 13,350            30,316,395            6                                                       498,352
Stock dividend adjust. - 1,592  30,318,019            4                                                       332,252
Directors shares - 2,884        30,320,961            2                                                       166,142
Options - 1,550 shares          30,322,542            1                                                        83,075
Options - 1,400 shares          30,323,970            4                                                       332,317
Options - 1,000 shares          30,324,990            4                                                       332,329
Options - 400 shares            30,325,398           10                                                       830,833
ESOP shares - 12,335            30,337,979           14                                                     1,163,649
Options - 1,800 shares          30,339,815           16                                                     1,329,965
ESOP shares - 13,827            30,353,919           31                                                     2,578,004
ESOP shares - 16,877            30,371,133           31                                                     2,579,466
ESOP shares - 16,925            30,388,397           30                                                     2,497,676
ESOP shares - 20,754            30,409,566           31          30            9,916,163                    2,582,730
ESOP shares - 18,686            30,428,626           30          30            9,922,378                    2,500,983
ESOP shares - 16,805            30,445,767           31          31           10,258,900                    2,585,805
ESOP shares - 21,465            30,467,186            1          1               331,165                       83,472

                                                                             ------------                 ------------
                 Totals                                                       30,428,606                   30,339,938
                                                                             ============                 ============

(1)  Includes Class A and Class B Common Stock

(2) Incremental shares of unexercised options are calculated based on the average price of the Company's stock for the respective period. The calculation includes all options that are dilutive to earnings per share.

(3) Weighted average number of shares have been retroactively restated to reflect the stock dividend issued on January 12, 2000 (2.0%). Each change in the total share balance is comprised of the transaction noted plus the retroactive effect of the stock dividend.